Exhibit 4.6

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of March 31, 2011, by NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Pledge and Security Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Grantor is party to a Pledge and Security Agreement, dated as of March 31, 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), in favor of the Collateral Agent pursuant to which Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement (as defined in the Security Agreement), Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following pledged Collateral of Grantor:

(a) Trademarks of Grantor listed on Schedule I attached hereto;

(b) all goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

NEXEO SOLUTIONS, LLC

By:	/s/ Michael B. Farnell, Jr.
Name: Michael B. Farnell, Jr.
Title: Vice President

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Name: Michael B. Farnell, Jr.
Title: Vice President

NEXEO SOLUTIONS SUB HOLDING CORP.

By:	/s/ Michael B. Farnell, Jr.
Name: Michael B. Farnell, Jr.
Title: Vice President

NEXEO SOLUTIONS FINANCE CORPORATION

By:	/s/ Michael B. Farnell, Jr.
Name: Michael B. Farnell, Jr. Title: Vice President

Accepted and Agreed:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Daniel K. Clancy
Name: Daniel K. Clancy
Title: Senior Vice President

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

UNITED STATES TRADEMARKS:

Registrations and Applications:

Trademark	Owner	Federal Registration No.
DISTRIBUTON DONE RIGHT[1]	Nexeo Solutions, LLC	3265442
HIVAL	Nexeo Solutions, LLC	1778942
HI-SOL	Nexeo Solutions, LLC	897170
Nexeo Solutions	Nexeo Solutions, LLC	85/229995

[1]	A correction request to read “Distribution Done Right” has been filed on March 24, 2011.